Exhibit 5.1

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

Opinion of Greenberg Traurig, P.A.

October 19, 2005

Board of Directors

RELM Wireless Corporation

7100 Technology Drive

West Melbourne, Florida 32904

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RELM Wireless Corporation, a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offer and resale by the selling stockholders named therein (the “Selling Stockholders”) of 2,584,053 shares of common stock of the Company, par value $0.60 per share (the “Shares”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company as currently in effect, (b) the Registration Statement, (c) certain resolutions adopted by the Board of Directors of the Company, and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be offered by the Selling Stockholders pursuant to the Registration Statement are legally and validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could effect the opinions contained herein.  This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein.  This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

Board of Directors

RELM Wireless Corporation

October 19, 2005

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
Greenberg Traurig, P.A.